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                                                                   EXHIBIT 10.25



            TAX INDEMNIFICATION AGREEMENT, dated as of May 7, 1999, among The Goldman Sachs Group, Inc. (the "Company"), the Schedule I and Schedule II Limited Partners (each as defined in the Memorandum of Agreement) and other former partners of The Goldman Sachs Group, L.P. (the "Partnership") or an Affiliate identified on the signature page hereof (each such former partner, a "CAS Indemnitee"), Sumitomo Bank Capital Markets, Inc. ("SBCM"), and Kamehameha Activities Association ("KAA") (such Schedule I Limited Partners, Schedule II Limited Partners, CAS Indemnitees, SBCM, and KAA, collectively, the "Indemnitees").


            WHEREAS, each of the Indemnitees is currently or was formerly a partner of the Partnership or one or more of its Affiliates;

            NOW, THEREFORE, the parties agree as follows:

            1. Definitions.

            (a) "Affiliate" means Stone Street Contract Partners, any entity that at any time prior to the date hereof was consolidated with the Partnership or Goldman, Sachs & Co. for financial reporting purposes, and any other entity specified by the Company, in its sole discretion.

            (b) "Covered Period" means, with respect to an Indemnitee, any taxable year of the Indemnitee for which, as of the date hereof, a taxing authority is not precluded by the applicable statute of limitations from assessing a liability for Tax with respect to a Partnership Item.

            (c) "Increased Taxes" means, with respect to each Indemnitee, an amount, determined by the Company in its sole discretion, equal to the excess of
(i) the excess of Taxes payable by the Indemnitee in respect of Partnership Items for all Covered Periods over the Taxes in respect of Partnership Items shown as payable on Returns for all such periods as originally filed (or as amended prior to the date hereof) over (ii) the amount of any Tax benefits (including deductions, credits or refunds) estimated by the Company, in its sole discretion, to be available to such Indemnitee in any period as a result of the increase in Taxes described in clause (i) of this definition; provided, however, that, unless otherwise determined by the Company, in its sole discretion, any adjustments arising from (I) the Internal Revenue Service examination of the Returns of the Partnership (including the Returns of its Affiliates) for its 1991, 1992 and 1993 taxable years and any resulting correlative adjustments, whether in the same or other periods (including state and local tax adjustments), (II) an Indemnitee's individual circumstances and (III) correlative adjustments resulting from Returns as originally filed, shall not be taken into account in determining Increased Taxes.

            (d) "Memorandum of Agreement" means the Memorandum of Agreement of the Partnership, amended and restated as of November 28, 1998.
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            (e) "Partnership Item" means, with respect to an Indemnitee, any item of income, gain, loss, deduction, credit or credit recapture directly relating to any activity of the Partnership or any Affiliate and required to be reflected in a Return filed by the Partnership or any Affiliate, but only if (i) the item is required to be reflected in a U.S. federal, state or local or other Return filed by such Indemnitee or (ii) such Indemnitee is required to make a Tax payment to any taxing authority in respect of such item.

            (f) "Plan of Incorporation" means the Plan of Incorporation proposed in March 1999 by the general partner of the Partnership and approved by the
Schedule II Limited Partners having 51% of the interests in the profits of the Partnership, as amended from time to time.

            (g) "Return" means any report, information statement or return relating to, or required to be filed in connection with, any Tax.

            (h) "Tax" means any tax, including any interest, penalty or addition to tax, imposed by any U.S. federal, state, local or other government, or any agency or political subdivision thereof.

            (i) "Tax Rate" means, with respect to U.S. citizens and resident individuals, 35% or such other rate as the Company shall determine in its sole discretion as being the effective rate at which a plurality of the Indemnitees who are U.S. citizen and resident individuals will be subject to U.S. federal, state and local income tax on the amounts paid by the Company pursuant to this Agreement. The same Tax Rate shall apply to all such Indemnitees. The Company shall determine, in its sole discretion, the Tax Rate applicable to other Indemnitees, based on an estimation of the effective rate at which the Indemnitee will be subject to income tax on the amounts paid by the Company pursuant to this Agreement.

            (j) "Trigger Amount" means with respect to an Indemnitee the amount specified by the Company in writing to such Indemnitee.

            2. Indemnity Obligation. (a) The Company hereby agrees to indemnify each Indemnitee against and to pay to, or on behalf of, each Indemnitee an amount equal to such Indemnitee's Increased Taxes.

            (b) If the Company determines, in its sole discretion, that the initial determination of Increased Taxes was incorrect (whether by reason of a subsequent examination by a Taxing authority or otherwise), the Company shall make an additional payment to the Indemnitee or the Indemnitee shall make a payment to the Company equal to the difference between (i) the payment previously made pursuant to Section 2(a) hereof and (ii) the payment that would have been made had such original determination been correct. If more than one payment is to be made pursuant to this Section 2(b), the later payments shall take into account the effect of any prior payments.


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            (c) After the Company has made payments (as adjusted pursuant to
Section 2(b) hereof) to, or on behalf of, an Indemnitee in respect of Increased Taxes that equal the Trigger Amount for such Indemnitee, any payments made by the Company pursuant to this Agreement in respect of any additional Increased Taxes shall equal the product of (i) such additional Increased Taxes and (ii) a fraction, the numerator of which is one and the denominator of which is one minus the Tax Rate.

            (d) Notwithstanding anything to the contrary contained herein, the Company shall be permitted, but not required, to advance the full amount of Taxes immediately payable by an Indemnitee in circumstances in which the Increased Taxes are less than the initial Tax payment (e.g. because the Tax payment gives rise to a tax benefit in the same or subsequent years). The Company shall be permitted, if it so elects, to charge interest on any advance made pursuant to this Section 2(d) at the applicable U.S. federal rate described in Section 7872(f)(2)(B) of the Internal Revenue Code.

            3. Procedural Matters. (a) Any Indemnitee who was a Schedule II Limited Partner on January 1, 1999 hereby agrees to permit the Company's internal tax department (or, if the Company elects, the Company's designee) to prepare and file such Indemnitee's personal income tax Returns (including any amended Returns) for all Covered Periods. The Indemnitee shall, if requested by the Company, pay to the Company the reasonable costs (including allocable internal costs) of preparing such Returns. Nothing in this Agreement shall require the Company to prepare personal income tax Returns for any Indemnitee.

            (b) The Company (or its designee) shall, at the Company's expense, represent the Partnership, each Affiliate and each Indemnitee in any examination of (or other proceeding relating to) the Partnership's or Affiliate's Returns for all taxable years and, in the case of an Indemnitee, in any examination of (or other proceeding relating to) the Indemnitee's Returns for any Covered Period to the extent the examination relates to a Partnership Item with respect to which the Company is required to indemnify the Indemnitee. Each Indemnitee shall, to the extent reasonably requested, promptly cooperate with the Company (or its designee) in such matters including, without limitation, by providing a duly executed Internal Revenue Service Form 2848 (or successor form) or similar form applicable for state, local or other Tax purposes.

            (c) To the extent permitted by law, the Company may make all Tax payments required to be made pursuant to this Agreement directly to the relevant taxing authority on behalf of the Indemnitee. To the extent the Company does not elect to make such Tax payments directly to the taxing authority, the Company shall either make any required payments to the Indemnitee or deliver to the Indemnitee a check made out in the amount of the required payments payable to the applicable taxing authority, in either case within thirty (30) days of receiving notice that the Indemnitee has paid Increased Taxes.

            (d) To the extent permitted by law, each Indemnitee shall direct the relevant taxing authority to pay any refund in respect of Taxes for any Covered Period directly to the


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Company and these refunds shall be credited against the Indemnitee's obligation to make payments to the Company under Sections 2(b), 2(d) and 3(e) (or returned to the Indemnitee if the Indemnitee does not owe any amounts to the Company). The Indemnitee shall notify the Company within thirty (30) days of the receipt by such Indemnitee of a refund of Taxes in respect of any Partnership Item for any Covered Period.

            (e) Any Indemnitee will forfeit any right to receive any payments under this Tax Indemnification Agreement (and promptly refund to the Company any amounts previously paid by the Company to, or on behalf of, such Indemnitee under this Agreement) if such Indemnitee (i) takes any action independent of the Tax Matters Partner (as defined in Section 6231(a)(7) of the Internal Revenue
Code) or the Company on any examination or other proceeding in respect of the Partnership's or any Affiliate's Returns, (ii) takes any position in any Return or other Tax filing inconsistent with the position taken by the Partnership, the Company or any Affiliate, (iii) fails to cooperate fully with the Company or the Tax Matters Partner in pursuing any contest or other proceeding in respect of Taxes or fails to permit the Company or the Tax Matters Partner to file amended returns on behalf of such Indemnitee, if so requested by the Company, (iv) fails to provide the Company or its designee upon request with a duly executed Internal Revenue Service Form 2848 (or successor form) or similar form applicable for state, local or other Tax purposes or (v) fails to notify the Company of the receipt of a refund of Taxes as required by Section 3(d) hereof.

            (f) Each Indemnitee agrees to promptly and timely file Returns which are required to be filed by such Indemnitee and which include any Partnership Item, and to timely pay the Taxes shown as due on such Returns. To the extent permitted by law, each Indemnitee agrees to report any item on such Returns, and to take positions in any other Tax filings, in a manner consistent with the positions taken by the Partnership, the Company or an Affiliate.

            4. Character of Payment. Any payments made by the Company pursuant to this Agreement to an Indemnitee other than a CAS Indemnitee who is not participating in the Plan of Incorporation shall be treated as additional payments made by the Company to the Indemnitee pursuant to the Plan of Incorporation. Any payments made by the Company pursuant to this Agreement to a CAS Indemnitee who is not participating in the Plan of Incorporation shall be treated as additional payments made by the Company to the CAS Indemnitee.

            5. Determinations. The Company shall make all determinations necessary to administer this Agreement including, without limitation, determinations of (i) eligibility for payment, (ii) the amount of any payment to be made by the Company and (iii) the amount of any refund to be paid to the Company by an Indemnitee. Any such determinations by the Company shall, absent manifest error, be final, binding and conclusive on the Indemnitee.

            6. Arbitration. (a) Without diminishing the finality and conclusive effect of any determination by the Company of any matter under this Agreement which is provided herein to be determined by the Company, and subject to the provisions of paragraphs (b) and (c) below,


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any dispute, controversy or claim arising out of or relating to or concerning the provisions of this Agreement shall be finally settled by arbitration in New York City before, and in accordance with the rules then obtaining of, the New York Stock Exchange, Inc. (the "NYSE") or, if the NYSE declines to arbitrate the matter, the American Arbitration Association (the "AAA") in accordance with the commercial arbitration rules of the AAA.

            (b) Notwithstanding the provisions of Section 6(a), and in addition to its right to submit any dispute or controversy to arbitration, the Company may bring an action or special proceeding in a state or federal court of competent jurisdiction sitting in the City of New York, whether or not an arbitration proceeding has theretofore been or is ever initiated, for the purpose of temporarily, preliminarily, or permanently enforcing the provisions of this Agreement, or to enforce an arbitration award, and, for the purposes of this Section 6(b), each Indemnitee (i) expressly consents to the application of
Section 6(c) to any such action or proceeding, (ii) agrees that proof will not be required that monetary damages for breach of the provisions of this Agreement would be difficult to calculate and that remedies at law would be inadequate and
(iii) irrevocably appoints the General Counsel of GS Inc. as the Indemnitee's agent for service of process in connection with any such action or proceeding, who shall promptly advise the Indemnitee of any such service of process.

            (c) (i) THE INDEMNITEE AND THE COMPANY HEREBY IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED IN THE CITY OF NEW YORK OVER ANY SUIT, ACTION, OR PROCEEDING ARISING OUT OF OR RELATING TO OR CONCERNING THIS AGREEMENT THAT IS NOT OTHERWISE ARBITRATED OR RESOLVED ACCORDING TO SECTION 6(a) HEREOF. This includes any suit, action or proceeding to compel arbitration or to enforce an arbitration award. The Indemnitee and the Company acknowledge that the forum designated by this Section 6(c) has a reasonable relation to this Agreement, and to the Indemnitee's relationship to the Company. Notwithstanding the foregoing, nothing herein shall preclude the Company from bringing any action or proceeding in any other court for the purpose of enforcing the provisions of this Section 6.

            (ii) The agreement of the Indemnitee and the Company as to forum is independent of the law that may be applied in the action, and the Indemnitee and the Company agree to such forum even if the forum may under applicable law choose to apply non-forum law. The Indemnitee and the Company hereby waive, to the fullest extent permitted by applicable law, any objection which the Indemnitee or the Company now or hereafter may have to personal jurisdiction or to the laying of venue of any such suit, action or proceeding brought in any court referred to in Section 6(c)(i). The Indemnitee and the Company undertake not to commence any action arising out of or relating to or concerning this Agreement in any forum other than a forum described in this Section 6(c). The Indemnitee and the Company agree that, to the fullest extent permitted by applicable law, a final and non-appealable judgment in any such suit, action, or


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proceeding in any such court shall be conclusive and binding upon the Indemnitee and the Company.

            7. Notices. Any notice under this Agreement shall be in writing and shall be deemed to have been given upon the delivery or mailing thereof, as the case may be, if delivered personally or sent by certified mail, return receipt requested, postage prepaid, to the following address:

            Notice to the Company:

            The Goldman Sachs Group, Inc.
            85 Broad Street
            New York, New York 10004
            Attn.: Director of Taxation

            Notice to an Indemnitee:

            At the last address appearing on the Company's business records.

            8. Indemnitee Addresses. Each Indemnitee hereby agrees to provide prompt notice to the Company of any change in the address and telephone and telecopy numbers of such Indemnitee.

            9. Entire Agreement. This Agreement represents the entire understanding between the Company and each Indemnitee with respect to the subject matter hereof and supersedes all prior negotiations among the parties hereto with respect to such subject matter.

            10. Amendments. The Company will be permitted to amend this Agreement in any respect, so long as such amendment does not materially adversely affect the amount which an Indemnitee is entitled to receive from the Company pursuant to this Agreement.

            11. Miscellaneous. (a) This Agreement shall inure solely to the benefit of GS Inc. and its successors and assigns and the Indemnitees and their respective heirs, executors, administrators and successors, and no other person shall acquire or have any right under or by virtue of this Agreement.

            (b) This Agreement will be governed by and construed in accordance with the laws of the State of New York, without regard to principles of conflicts of laws.


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            (c) If any provision of this Agreement is finally held to be invalid, illegal or unenforceable (whether in whole or in part), such provision shall be deemed modified to the extent, but only to the extent, of such invalidity, illegality or unenforceability and the remaining provisions shall not be affected thereby.

            (d) With respect to KAA, such Indemnitee's Increased Taxes shall include Increased Taxes of Royal Hawaiian Shopping Center, Inc. attributable to periods during which Royal Hawaiian Shopping Center, Inc. was a partner in the Partnership. With respect to an Indemnitee that is treated as a partnership or other flow-through entity for United States tax purposes, such Indemnitee's Increased Taxes shall, to the extent determined by the Company in its sole discretion, include Increased Taxes payable by direct or indirect holders of interests in such Indemnitee, and the other provisions of this Agreement shall apply, where relevant, to such direct or indirect holders of interests in the Indemnitee.

            12. Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all such counterparts shall together constitute but one and the same instrument.


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            In witness whereof, the Company and each Indemnitee have executed this Agreement as of the day and year first above written.

                                        THE GOLDMAN SACHS GROUP, INC.


                                        By: /s/ Robert J. Katz
                                            -------------------------------
                                            Name:   Robert J. Katz
                                            Title:  Executive Vice President


                                        SUMITOMO BANK CAPITAL MARKETS, INC.


                                        By: /s/ Natsuo Okada
                                            -------------------------------
                                            Name:   Natsuo Okada
                                            Title:  President


                                        KAMEHAMEHA ACTIVITIES ASSOCIATION


                                        By: /s/ Wallace G. K. Chin
                                            -------------------------------
                                            Name:   Wallace G. K. Chin
                                            Title:  President